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                                                                    EXHIBIT 99.2

                                    CONSENT

        The undersigned hereby consents to being named in the Registration Statement on Form S-1 of United Road Services, Inc. ("URS") as a director to be appointed after consummation of the initial public offering of URS.

        IN WITNESS WHEREOF, the undersigned has executed this Consent effective as of the 18th day of February, 1998.


                                                /s/ Mark Henninger
                                                -------------------------
                                                Mark Henninger